May 30, 2006

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares evidenced by
American Depositary Receipts representing series B common stock of Grupo Simec, S.A, de C.V.(Form F-6, Registration No. 33-48173).


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting a change in the number of shares represented by each American Depositary Share.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the revised form of ADR certificate.

Please contact me with any questions or
comments on 212 815-4831.

Very truly yours,


___________________
Monica Vieira
Assistant Treasurer
Tel (212) 815-4831
Fax (212) 571-3050
E-mail: mvieiraatBankofNY.com


Encl.

cc:    Paul Dudek, Esq.

EMM-424(b) letter ratio BNY Tele Norte